STATE OF NEVADA

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                                CONCENTRAC CORP.

         Pursuant to the provisions of NRS 78.3904, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1.   The name of the corporation is:

                                CONCENTRAC CORP.

         2. On January 30, 2001, stockholders holding a majority of the voting power of the corporation, by written consent pursuant to NRS 78.320, adopted the recommendation of the Board of Directors and amended Article 1 of the Articles of Incorporation to read as follows:

         The name of the corporation is: CONCENTRAX, INC.


         IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Articles of Incorporation of Concentrac Corp. pursuant to chapter 78 of the Nevada Corporation Laws, have hereunto duly executed these Articles of Amendment to the Articles of Incorporation to be filed in the Office of the Secretary of State of Nevada for the purposes therein set forth this 25th day of February, 2001.

                                                              CONCENTRAC CORP.

ATTEST:


                                        By: /s/ Manuel Igleseias
                                           -----------------
                                        Manuel Igleseias, President
/s/ Illegible
-----------------------
Secretary